SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2005

ADSERO CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Nobel Street, Sainte Julie, Quebec (Address of principal executive offices)	J3E 1Z8 (Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On December 12, 2005 we issued an aggregate of 6,449,455 shares of our common stock (the “Shares”) to two persons. We issued 2,057,058 of the Shares to Westminster Capital Inc. pursuant to the September 30, 2005 conversion by Westminster Capital Inc. of $1,000,000 in principal and $28,259 in interest then due on our January 7, 2005 promissory note to Westminster Capital Inc. We previously issued 2,057,058 warrants to Westminster Capital Inc. in connection with the conversion, each of which is exercisable to purchase an additional share of our common stock at a price of $1.50 per share at any time prior to July 1, 2008. We issued 4,392,397 of the Shares to HBT Holdings GmbH as the assignee of 9144-9773 Quebec Inc. (2,312,494 Shares), 9144-6906 Quebec Inc. (959,903 Shares) and Manchester Consolidated Corp. (1,120,000 Shares), corporations owned or controlled by Yvon Leveille, Alain Lachambre and Anthony Pallante, respectively. Holger Brueckmann-Turbon is the owner of HBT Holdings GmbH. The Shares assigned by 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc represented shares issuable to these entities pursuant to our November 4, 2005 agreement with these entities in which they agreed to a restructuring of our obligations to them under the Share Purchase Agreement dated as of January 2, 2005 among us, 9144-6703 Quebec Inc., 9144-6906 Quebec Inc., YAC Corp., Teckn-O-Laser Company, 3091503 Nova Scotia Company, Teckn-O-Laser Global Company, and 3091732 Nova Scotia Company. The Shares assigned by Manchester Consolidated Corp. represented the stock component of the acquisition fees payable by us to Manchester Consolidated Corp. pursuant to our June 22, 2005 Share Purchase Agreement with Turbon AG. The acquisition fees payable consisted of $82,000 in cash and 1,120,000 shares of our common stock valued at $.50 per share or $560,000 in the aggregate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated:	December 14, 2005	By:	/s/ William Smith
		Name:	William Smith
		Title:	Secretary, Treasurer,

Chief Financial Officer